Exhibit 99.2
Assisted Living Concepts, Inc. Announces Two-for-One Stock Split and Initial Cash Dividend
MENOMONEE FALLS, WISCONSIN May 2, 2011
Assisted Living Concepts (“ALC”) (NYSE: ALC) today announced that its Board of Directors has approved a two-for-one stock split of ALC’s Class A and Class B Common Stock and declared an initial quarterly cash dividend on the Class A and Class B Common Stock. The quarterly dividend will be 10 cents per share on a post-split basis. This is the first cash dividend declared by ALC since it became a public company in 2006.
The cash dividend will be payable on June 15, 2011 to stockholders of record as of the close of business on May 20, 2011.
The stock split will be effected by filing a Certificate of Change to ALC’s Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, with a planned effective date of May 20, 2011. As of the effective date, each issued and outstanding share of Class A and Class B Common Stock will be converted into two shares of Class A and Class B Common Stock, respectively. Beginning on June 15, 2011 ALC’s transfer agent will mail certificates representing one additional share for each share held on the effective date (or otherwise record the ownership of these additional shares) to stockholders of record at the close of business on May 20, 2011.
“We are encouraged that the market has recognized our consistent positive results and driven up our share price,” commented Laurie Bebo, President and Chief Executive Officer. “We feel that a two for one stock split will benefit our shareholders by adding liquidity to our stock. We are pleased to report that confidence in our balance sheet and our ability to continue to generate significant amounts of cash has resulted in rewarding our shareholders with a dividend of 10 cents per post-split share.”
The declaration and payment of any future cash dividends will be at the discretion of ALC’s Board of Directors and will depend upon various factors, including ALC’s financial condition, operating results, current and anticipated cash needs, plans for expansion, contractual restrictions with respect to the payment of dividends and other factors ALC’s Board of Directors may deem to be relevant.
About Us
Assisted Living Concepts, Inc. and its subsidiaries operate 211 senior living residences comprising 9,325 units in 20 states. ALC’s senior living residences typically consist of 40 to 60 units and offer a supportive, home-like setting. Residents may receive assistance with the activities of daily living either directly from ALC employees or through our wholly owned home health subsidiaries. ALC employs approximately 4,100 people.

Forward-looking Statements
Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally include words such as “expect,” “project,” “point toward,” “intend,” “will,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release, other risks and uncertainties are contained in ALC’s filings with United States Securities and Exchange Commission and include, but are not limited to, the following: changes in the health care industry in general and the senior housing industry in particular because of governmental and economic influences; changes in general economic conditions, including changes in housing markets, unemployment rates and the availability of credit at reasonable rates; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund acquisition, debt obligations, dividends and ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.
For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President, Chief Financial Officer and Treasurer
Phone: (262) 257-8999
Fax: (262) 251-7562
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com